                                                                   EXHIBIT 10.13

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into by and between INLAND RESOURCES INC. (hereinafter referred to as "Employer") and MICHAEL J. STEVENS (hereinafter referred to as "Employee").

         WHEREAS, Employer and Employee have previously entered into an Employment Agreement dated October 1, 1999, as amended (the "1999 Employment Agreement"), and Employer and Employee desire to mutually terminate the 1999 Employment Agreement in connection with the execution of this Agreement; and

         WHEREAS, Employer has granted options and warrants (collectively the "Existing Options/Warrants") to Employee exercisable for 29,200 shares of common stock, par value $.001 per share (the "Common Stock"), of Employer, and Employer and Employee desire to mutually terminate the Existing Options/Warrants in connection with this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee agree as follows:

         1. TERMINATION OF 1999 EMPLOYMENT AGREEMENT. Employer and Employee hereby agree that the 1999 Employment Agreement is terminated effective the date hereof.

         2. TERMINATION OF EXISTING OPTIONS/WARRANTS. Employer and Employee hereby agree that the Existing Options/Warrants are terminated effective the date hereof.

         3. EMPLOYMENT. Employer hereby employs Employee to serve as Vice President, Secretary and Treasurer of Employer and otherwise at the direction of the Board of Directors.

         4. DUTIES. During his employment, Employee shall devote all of his working time, energies and skills to the management of Employer's business. Employee agrees to serve Employer diligently and to the best of his ability. Employee shall render services consistent with those of a person in his position and shall perform all duties incident to such office and all such further similar duties that may, from time to time, be assigned to him by Employer. Employee's duties include finding further business opportunities for Employer and Employee agrees to bring to Employer for acceptance or rejection all business opportunities located by or made available to Employee.

         5. COMPENSATION. Employee's compensation for services performed under this Agreement shall be a salary of Forty Three Thousand and No/100 Dollars ($43,000.00) for the term of this Agreement.

         6. EXPENSES AND BENEFITS. Employee is authorized to incur reasonable expenses in connection with the business of Employer, including expenses for entertainment, travel and similar matters. Employer will reimburse Employee for such expenses upon presentation by Employee of such accounts and records as Employer shall, from time to time, require. Employer also agrees to provide Employee with the following benefits:

                  (a) Employee Benefit Plans. Employee shall be entitled to participate in employee benefit plans or programs of Employer, if any, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto. Such additional benefits shall include, subject to the approval of the Board of Directors, full medical, dental and disability income insurance.

                  (b) Other. Such items and benefits as Employer shall, from time to time, consider necessary or appropriate to assist Employee in the performance of his duties.

                  (c) Vacations. Employee shall be entitled (in addition to the usual public holidays) to a paid vacation not exceeding two (2) weeks during the term, to be taken at such times as may be approved by Employer.

         7. TERM. The term of this Agreement shall be from the effective date hereof through May 31, 2001.

         8. TERMINATION PAYMENT. Upon termination of this Agreement, unless such termination is for "Cause," as hereinafter defined, Employer shall pay to Employee the sum of $100,000 and Employee shall be entitled to remove, at Employee's cost, keep, and retain, all furniture, fixtures and computer in Employee's office as of the date of termination.

         9. TERMINATION BY EMPLOYER. Employer shall have the right to terminate Employee's employment as hereinafter provided.

                  (a) Termination by Employer for Cause. The Board of Directors shall have the right to terminate Employee's employment under this Agreement for Cause, in which event no compensation under Section 5 or
         Section 8 shall be paid or other benefits furnished to Employee after termination for Cause. Termination for Cause shall be effective immediately upon notice sent or given to Employee.

                           (i) Definition of Cause. For purposes of this
                  Agreement, the term "Cause" shall mean and be strictly limited to: (1) conviction of a crime constituting a felony under state or federal law; (2) determination by the Board of Directors that Employee has committed any material act of dishonesty against Employer; (3) gross negligence by Employee in carrying out his duties; (4) material breach of this Agreement by Employee; (5) gross misconduct by Employee, such as intoxication on the job, use of drugs on the job for non-medical purposes or other misconduct which has a substantial adverse effect on the business of Employer; or (6) Employee becoming Permanently Disabled while not engaged in the scope of his employment by Employer.

                  (b) Termination by Employer without Cause. The Board of Directors shall have the right to terminate Employee's employment under this Agreement without Cause at any time, by giving written notice of termination to Employee. In such event, Employer will immediately pay an amount that is the remaining unpaid amount, if any, set forth in Sec. 5 and the termination payment provided for under Sec. 8.

         10. GENERAL PROVISIONS.

                  (a) Notices. Any notices to be given hereunder by either party to the other may be effected by personal delivery, in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses set forth below, but each party may change his or its address by written notice in accordance with this Section 10(a). Notices delivered personally shall be deemed communicated as of the actual receipt; mailed notices shall be deemed communicated as of three (3) days after mailing.

                                    If to Employee:

                                    Inland Resources Inc.
                                    410 17th Street, Suite 700
                                    Denver, Colorado  80202

                                    If to  Employer:

                                    Board of Directors
                                    Inland Resources Inc.
                                    410 17th Street, Suite 700
                                    Denver, Colorado  80202

                  (b) Partial Invalidity. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall, nevertheless, continue in full force without being impaired or invalidated in any way.

                  (c) Law Governing Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

                  (d) Attorneys' Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

                  (e) Assignment. This Agreement shall inure to the benefit of and bind the parties hereto and their respective legal representatives, successors and assigns.

                  (f) Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Employer and contain all of the covenants and agreements between the parties with respect to such employment. Each party to this Agreement acknowledges that no representations, inducements, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and no other agreement, statement or promise not contained in this Agreement shall be valid or binding.

         Any modification of this Agreement will be effected only if it is in writing signed by the party to be charged.

         IN WITNESS WHEREOF, the parties have executed this Agreement on March 1, 2001, but to be effective the 1st day of February, 2001.

                                         EMPLOYER:

                                         INLAND RESOURCES INC.

                                         By: /s/ Marc MacAluso
                                             -------------------------
                                             Marc MacAluso,
                                             Chief Executive Officer


                                        EMPLOYEE:

                                        /s/ Michael J. Stevens
                                        -----------------------
                                        Michael J. Stevens